                                                                    EXHIBIT 99.2

                                1.  TITLE PAGE

                     INTEGRATED CLINICAL STATISTICAL REPORT


                        A PROSPECTIVE MULTI-CENTER STUDY

                    TO DETERMINE THE EFFECTIVENESS OF T-WAVE

                            ALTERNANS IN PREDICTING

                   SUSCEPTIBILITY TO VENTRICULAR ARRHYTHMIAS

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INDICATION:                            Patients referred for evaluation of known,
                                       suspected, or risk of, cardiac arrhythmias
-----------------------------------------------------------------------------------
METHODS:                               1.  Pilot study

                                       2.  Prospective, multi-center, open-label,
                                           single-test comparison
-----------------------------------------------------------------------------------
SPONSOR NAME AND                       Cambridge Heart, Inc.
ADDRESS:                               1 Oak Park Drive
                                       Bedford, MA 01730
-----------------------------------------------------------------------------------
PROTOCOL IDENTIFICATION:               Protocol 95-CH2000-3.0
-----------------------------------------------------------------------------------
REGULATORY STATUS:                     Non-significant-risk device: CH 2000 510(k)
                                       Numbers K950018 and K981697(pending);
                                       Hi-Res electrodes K962115.
-----------------------------------------------------------------------------------
STUDY INITIATION DATE:                 Pilot study: October 25, 1996

                                       Main study: July 29, 1997
-----------------------------------------------------------------------------------
STUDY COMPLETION DATE:                 June 23, 1998
-----------------------------------------------------------------------------------
INVESTIGATORS:                         Refer to Section 6 for a list of
                                       Investigators.
-----------------------------------------------------------------------------------
SIGNATURES:
-----------------------------------------------------------------------------------
COMPLIANCE STATEMENT:                  This study was performed in compliance with
                                       Good Clinical Practices.
-----------------------------------------------------------------------------------
DATE OF REPORT:                        August 20, 1998
-----------------------------------------------------------------------------------

2.   STUDY SYNOPSIS


====================================================================================================
Title of Study: A Prospective Multi-Center Study To Determine The Effectiveness Of T-Wave
Alternans In Predicting Susceptibility To Ventricular Arrhythmias
====================================================================================================
Investigators: Refer to Section 6 for a list of Investigators.
====================================================================================================
Study Center(s): Refer to Section 6 for a list of study centers.
====================================================================================================
Publication (reference): None.
====================================================================================================
Studied period:  1 year, 3 months,      Regulatory status: Non-significant-risk device, CH 2000
10 days                                 510(k) Numbers K950018 and K981697(pending); Hi-Res
(date of first enrollment, Main         electrodes K962115
Study): March 13, 1997
(date of last completed): June 23,
1998
====================================================================================================
Objectives of Main Study: The objective of this study was to show that TWA was associated with an increased susceptibility to ventricular tachyarrhythmia.  In support of this objective the primary hypothesis was that, in patients being evaluated for known, suspected or risk of cardiac arrhythmias, the presence of T wave alternans (TWA) measured during an exercise stress test using the spectral method of the CH 2000 Cardiac Diagnostic System and Hi Res(TM) ECG electrodes was predictive of increased susceptibility to ventricular arrhythmias.  An increased susceptibility to ventricular arrhythmias was defined as sustained monomorphic ventricular tachycardia (VT) induced during electrophysiology (EP) testing.

The secondary objective of the study was to demonstrate that, in patients being evaluated for known, suspected or risk of cardiac arrhythmias, the presence of TWA measured during an exercise stress test using the spectral method of the CH 2000 Cardiac Diagnostic System and Hi Res ECG electrodes was substantially equivalent to or better than signal-averaged electrocardiography (SAECG) measured using the ART (Arrhythmia Research Technology, Inc.), LP-Pac Q(TM) ver. 1.10q, Late Potential Analysis
Software (510(k) Number K915760) as a measure of increased susceptibility to ventricular arrhythmias.
======================================================================================================
Methodology: Pilot Study: This study collected data on the first 65 patients, after which enrollment in the Pilot Study was closed and an analysis was performed of the Pilot Study data.  The Main Study was initiated by Amendment 5 (July 29, 1997) and included  all those enrolled patients not included in the Pilot Study.  Main Study: Prospective, multi-center, open-label, single-test comparison.  The results reported here are only for the patients in the Main Study; summary tables and data listings statistical results for the Pilot Study are in appendix 14.6.

======================================================================================================
Number of patients (planned and analyzed): Pilot Study: 65 patients enrolled.  Main Study: 270 planned for a total of 100 available for evaluation of the Secondary Hypothesis.  Two-hundred-seventy-two (272)
were enrolled and included in the All Patients Sample. The Primary
======================================================================================================
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                                August 20, 1998

======================================================================================================
Hypothesis Sample (determinate results for TWA and EP) included 140 patients, and the Secondary
Hypothesis Sample (determinate results for all three tests) included 103 patients.

======================================================================================================
Diagnosis and main criteria for inclusion: Patients referred for evaluation of known, suspected or risk of cardiac arrhythmias.

======================================================================================================
Device serial numbers: 95016, 96024, 96035, 96036, 96052, 96058, 96059, 28030100, 28100146, 29010167

======================================================================================================
Criteria for evaluation:
Efficacy: Patients with determinate EP and TWA results who were not in violation of the protocol, had
--------
short acting blockers withheld for 24 hours prior to TWA testing, with no changes in anti-arrhythmic drugs between tests, were used in the analysis of the primary hypothesis.  A fully evaluable patient was defined as one who was not in violation of the protocol, completed a standard EP induction protocol with a determinate outcome, had a TWA test and SAECG study with determinate results, who had no changes in anti-arrhythmic drugs between these tests, and who had blockers held for 24 hours prior to TWA testing.  Only fully evaluable patients were used for testing of the secondary hypothesis.

Safety: Data on all patients entered in the study were tabulated and analyzed for safety.
------

======================================================================================================
Statistical methods: Descriptive statistics were tabulated for continuous data (mean, median, standard
-------------------
deviation, minima, and maxima), and for categorical data (the number and percent of patients within each category).  A two-sided Fisher's Exact test was used to test the Primary Hypothesis.  Confidence intervals about the sensitivity, specificity, predictive value, and other descriptive statistics, are also presented.  A two-sided McNemar's test that the TWA and SAECG findings are in agreement with respect to EP findings, was used to test the Secondary Hypothesis.

======================================================================================================
SUMMARY - CONCLUSIONS

EFFICACY RESULTS: Both the primary and secondary hypotheses were met.
----------------

With respect to the Primary Hypothesis, TWA test results were statistically significantly predictive of
EP test results (p less than 0.0001).  Sensitivity was 76% and specificity was 65% for TWA test results when compared to EP test results.  The relative risk of having a positive EP finding for those patients with a positive TWA finding was 3.93 compared with those patients with a negative TWA finding.

With respect to the Secondary Hypothesis, TWA was found to be substantially equivalent to or better than
SAECG in its ability to predict EP outcome.  The desired outcome was obtained that there was no statistically significant difference between TWA and SAECG findings in their prediction of EP findings:
McNemar's test, p-value = 0.2498 (one-sided p-value = 0.1249).

When comparing both the TWA and SAECG tests, using the Secondary Hypothesis Sample,
==========================================================================================================
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                                August 20, 1998

==========================================================================================================
TWA showed a considerably greater sensitivity for predicting true positives (80%) than SAECG (50%) but a somewhat lower specificity (70%) than SAECG (86%).  The relative risk for TWA (6.05) in predicting EP results was considerably greater than that found for SAECG (3.68) and TWA had greater statistical significance (p less than 0.0001) than did SAECG (p less than 0.0014).  Thus, there appeared to be a stronger association between TWA findings and EP findings than between SAECG findings and EP findings, as reflected in the measure of relative risk.

SAFETY RESULTS: The TWA procedure was safe and well tolerated.  Only three adverse events were reported to
--------------
have been possibly associated with the procedure: VT (from exercising) and two reports of a rash.  One death occurred during the study, unrelated to the TWA test or study procedures.  The patient underwent coronary artery bypass grafting (CABG) and suffered incessant VT during the postoperative period.  The VT was not relieved by cardioversion and treatment with antiarrhythmics and resulted in death.

CONCLUSION: Both the primary and secondary hypothesis were met.  TWA test results were predictive of EP test results, and were substantially equivalent to or better than SAECG findings.  There was a trend toward a greater association between TWA findings and EP outcome than between SAECG findings and EP outcome.

Date of the report: August 20, 1998
============================================================================================================

                                August 20, 1998

3.          TABLE OF CONTENTS

1.          TITLE PAGE.........................................................................  I

2.          STUDY SYNOPSIS..................................................................... II

3.          TABLE OF CONTENTS..................................................................  V

4.          LIST OF ABBREVIATIONS AND DEFINITIONS OF TERMS.....................................  X

5.          ETHICS.............................................................................  1

    5.1.    Institutional Review Board (IRB)...................................................  1

    5.2.    Ethical review.....................................................................  2

    5.3.    Ethical conduct of the study.......................................................  2

    5.4.    Patient information and consent....................................................  2

6.          INVESTIGATORS AND STUDY ADMINISTRATIVE STRUCTURE...................................  3

    6.1.    Investigators......................................................................  3

    6.2.    Sponsor's study personnel..........................................................  4

    6.3.    Other study personnel..............................................................  4

7.          INTRODUCTION.......................................................................  4

    7.1.    Device information.................................................................  4

     7.1.1. The CH 2000........................................................................  4

     7.1.2. The HI RES(TM) ECG Electrode.......................................................  5

    7.2.    Background.........................................................................  5

    7.3.    Prior Studies......................................................................  6

                                August 20, 1998

      7.4.     Clinical Implications..............................................................  7

8.             STUDY OBJECTIVES...................................................................  7

9.             INVESTIGATIONAL PLAN...............................................................  8

      9.1.     Overall study design...............................................................  8

      9.2.     Selection of study population...................................................... 10

       9.2.1.  Number of patients................................................................. 10

       9.2.2.  Inclusion criteria................................................................. 10

       9.2.3.  Exclusion criteria................................................................. 10

      9.3.     Study procedures................................................................... 11

       9.3.1.  Prior to testing................................................................... 11

       9.3.2.  T-wave alternans................................................................... 12

        9.3.2.1.  Recording apparatus............................................................. 12

        9.3.2.2.  Exercise Protocol............................................................... 12

        9.3.2.3.  Definitions of terms............................................................ 13

        9.3.2.4.  Classification Rules............................................................ 14

        9.3.2.5.  Classification of Results....................................................... 15

       9.3.3.  Electrophysiology study............................................................ 16

       9.3.4.  SAECG.............................................................................. 16

       9.3.5.  Intervening events................................................................. 17

       9.3.6.  Follow-up.......................................................................... 18

       9.3.7.  Termination........................................................................ 18

       9.3.8.  Withdrawal criteria................................................................ 18

       9.3.9.  Adverse events..................................................................... 19

        9.3.9.1.  Procedures for adverse event reporting.......................................... 19

                                August 20, 1998

      9.4.     EFFICACY AND SAFETY VARIABLES......................................................    20

       9.4.1.  Efficacy and safety measurements assessed and flow chart...........................    20

       9.4.2.  Description of all efficacy variables..............................................    20

       9.4.3.  Description of all safety variables................................................    21

      9.5.     DATA QUALITY ASSURANCE.............................................................    21

       9.5.1.  Monitoring.........................................................................    21

       9.5.2.  Training of study personnel........................................................    21

      9.6.     STATISTICAL METHODS AND DETERMINATION OF SAMPLE SIZE...............................    21

       9.6.1.  Statistical and analytical plans...................................................    21

         9.6.1.1.  Variables......................................................................    21

         9.6.1.2.  Analytical plan................................................................    22

         9.6.1.3.  Handling of dropouts...........................................................    22

         9.6.1.4.  Patient populations analyzed...................................................    22

         9.6.1.5.  Statistical methods............................................................    23

       9.6.2.  Determination of sample size.......................................................    24

       9.6.3.  Data management....................................................................    26

      9.7.     CHANGES IN THE CONDUCT OF THE STUDY OR PLANNED ANALYSES............................    26

       9.7.1.  Amendments for the Pilot Study.....................................................    26

         9.7.1.1.  Amendment 1: September 23, 1996................................................    27

         9.7.1.2.  Amendment 2: October 9, 1996...................................................    27

         9.7.1.3.  Amendment 3: February 3, 1997..................................................    27

         9.7.1.4.  Amendment 4: April 24, 1997....................................................    28

       9.7.2.  Amendments to Initiate the Main Study..............................................    28

         9.7.2.1.  Amendment 5: July 29, 1997.....................................................    28

                                August 20, 1998

       9.7.3.  Amendments During the Main Study...................................................  29

        9.7.3.1.  Amendment 6: March 25, 1998.....................................................  29

       9.7.4.  Changes in the Conduct of the Study................................................  29

10.            STUDY PATIENTS.....................................................................  31

    10.1.      DISPOSITION OF PATIENTS............................................................  31

    10.2.      PROTOCOL DEVIATIONS................................................................  31

11.            EFFICACY EVALUATION................................................................  32

    11.1.      DATA SETS ANALYZED.................................................................  32

    11.2.      DEMOGRAPHIC AND OTHER BASELINE CHARACTERISTICS.....................................  33

    11.3.      EFFICACY RESULTS...................................................................  40

      11.3.1.  All patients analysis..............................................................  40

      11.3.2.  Primary hypothesis analysis........................................................  41

      11.3.3.  Secondary hypothesis analysis......................................................  42

      11.3.4.  Efficacy conclusions...............................................................  44

12.            SAFETY EVALUATION..................................................................  45

    12.1.      ADVERSE EVENTS.....................................................................  45

    12.2.      DEATHS, OTHER SERIOUS ADVERSE EVENTS, AND OTHER SIGNIFICANT ADVERSE EVENTS.........  46

      12.2.1.  Deaths.............................................................................  46

      12.2.2.  Other serious adverse events.......................................................  47

      12.2.3.  Other significant adverse events...................................................  47

      12.2.4.  Narratives of serious adverse events, and certain other significant adverse events.  47

                                August 20, 1998
                                                                              ix

13.            DISCUSSION AND OVERALL CONCLUSIONS...............................................  48

                               August 20, 1998

4.   LIST OF ABBREVIATIONS AND DEFINITIONS OF TERMS

     TERM                                      ABBREVIATION

     Arrhythmia Research Technology, Inc.      ART

     Beats per minute                          BPM

     Coronary artery bypass graft              CABG

     Congestive heart failure                  CHF

     Electrocardiogram                         ECG

     Electrophysiology                         EP

     Heart rate                                HR

     Implantable cardioverter defibrillator    ICD

     Institutional review board                IRB

     Myocardial infarct                        MI

     New York Heart Association                NYHA

     Percutaneous transluminal coronary        PTCA
     angiography

     R-wave to R-wave                          RR

     Signal-averaged ECG                       SAECG

     Supraventricular tachycardia              SVT

     T-wave alternans                          TWA

     Ventricular fibrillation                  VF

     Ventricular tachycardia                   VT

                                August 20, 1998

5.   ETHICS

This was a non-significant-risk study involving minimal risk to the patients beyond the risk of the clinical testing already scheduled as part of their clinical care. The additional procedures which the patients in this study underwent were signal-averaged electrocardiography (SAECG), which is noninvasive and risk free, and T wave alternans (TWA) measurement done during the course of a submaximal exercise test. During the TWA measurement the patients exercised moderately (to 70% of predicted maximum for age or a heart rate of 105 beats per minute [bpm] whichever was greater) under electrocardiographic and blood pressure monitoring. The test was terminated if the exercise precipitated either ischemia or serious rhythm disturbances.

There was a risk that even moderate exercise could exacerbate existing conditions such as congestive heart failure (CHF) or asthma, induce an arrhythmia or cause ischemia, which in rare circumstances may lead to cardiac arrest, myocardial infarction (MI) or death.

The potential side effects of the gel and adhesive used in the manufacture of the Hi-Res ECG electrodes are those skin irritation effects noted in the device labeling.

     5.1.  INSTITUTIONAL REVIEW BOARD (IRB)

     This study was performed in accordance with the principals of the Declaration of Helsinki and in accordance with 21 CFR 50 Protection of Human Patients and 21 CFR 56 Institutional Review Boards.

     Prior to initiating this study, the protocol and Informed Consent Form were reviewed and approved by a properly constituted Institutional Review Board
     (IRB). The Principal Investigator at each site submitted an application to that site's IRB. The protocol for the study was included as part of that application. The Principal Investigator at each site bore complete responsibility for the conduct of the study at that site.

     The opinion of the IRB were dated and given in writing. A list of those present at the committee meeting (names and positions) was attached whenever possible. It was the responsibility of the Investigator to forward to Cambridge Heart before the initiation of the study a copy of the approval from the IRB clearly identifying the protocol submitted for review.

                                August 20, 1998

     5.2.  ETHICAL REVIEW

     The investigator was responsible for informing the IRB of any serious adverse events, amendments to the protocol as well as notification of the termination/completion of the study as per local requirements. All correspondence with the committee was maintained by the Investigator.

     5.3.  ETHICAL CONDUCT OF THE STUDY

     The conduct of the study was audited by the Sponsor for conformance with the GCP guidance E6 released by FDA in April 1996.

     Each investigator was responsible for keeping a list of all patients who had been screened for participation in the study, including study number if assigned, or the reason the patient was not enrolled.

     The patients were informed in writing about the possibility of audits by authorized representatives of the company and/or regulatory authorities in which case a review of those parts of their hospital records relevant to the study may be required.

     The patients were informed in writing that the results were stored and analyzed in a computer maintaining confidentiality in accordance with local data laws.

     5.4.  PATIENT INFORMATION AND CONSENT

     The Principal Investigator (or his/her designated representative) described the study, including procedures and risks to the patient, and reviewed consent forms with the patient. It was made clear to the patient that his/her decision to participate or not participate in the study would not affect the medical care he/she would otherwise receive. Written consent to the study was obtained from each patient. A consent form meeting the requirements of each participating institution was used. A suggested format was included at the end of the protocol.

     A copy of the Patient Information and Informed Consent Form was provided to the patient and the Investigator kept a copy in his/her records, the signed original was placed in the patient's hospital record.

                                August 20, 1998

6.   INVESTIGATORS AND STUDY ADMINISTRATIVE STRUCTURE


     6.1.  INVESTIGATORS

     The study was conducted by nine Investigators at 10 investigational sites.
     ---------------------------------------------------------------------------
     INVESTIGATOR                   SITE (NUMBER)
     ---------------------------------------------------------------------------
     Kelley P. Anderson, MD         University of Pittsburgh Medical Center
                                    200 Lothrup Street
                                    Pittsburgh, PA 15213-2582 (21)
     ---------------------------------------------------------------------------
     Daniel M. Bloomfield, MD       Columbia Presbyterian Medical Center
                                    Director, Syncope Center
                                    Harkness Pavilion, Room 362
                                    180 Ft. Washington Ave.
                                    New York, NY 10032 (26)
     ---------------------------------------------------------------------------
     Elizabeth S. Kaufman, MD       MetroHealth Medical Center
                                    2500 MetroHealth Dr.
                                    Cleveland, OH 44109 (38)
     ---------------------------------------------------------------------------
     Nabil El-Sherif, MD            SUNY Health Sciences Center
                                    Professor of Medicine and Physiology
                                    Room B-2 325
                                    Box 1199
                                    450 Clarkston Ave.
                                    Brooklyn, NY 11203 (12)

                                    And

                                    VA Medical Center
                                    800 Poly Place
                                    Brooklyn, NY 11209 (12)
     ---------------------------------------------------------------------------
     Mark Estes, MD                 New England Medical Center
                                    Director Cardiac Arrhythmia Service
                                    NEMC 197
                                    750 Washington St.
                                    Boston, MA 02111 (11)
     ---------------------------------------------------------------------------
     Michael R. Gold, MD, PhD       University of Maryland Medical Center
     (Principal Investigator)       Director Cardiac Electrophysiology Service
                                    Room N3W79
                                    22 South Greene Street
                                    Baltimore, MD 21201-1595 (22)
     ---------------------------------------------------------------------------
     Mark L. Greenberg, MD          Dartmouth Hitchcock Medical Center
                                    Director Clinical Electrophysiology & Pacing
                                    1 Medical Center Drive
                                    Lebanon, NH 03756 (30)
     ---------------------------------------------------------------------------

                                August 20, 1998

     ---------------------------------------------------------------------------
     INVESTIGATOR                   SITE (NUMBER)
     ---------------------------------------------------------------------------
     William J. Groh, MD            Krannert Institute of Cardiology
                                    Assistant Professor of Medicine
                                    1111 West 10/th/ Street, KI 316
                                    Indianapolis, IN 46202-4800 (40)
     ---------------------------------------------------------------------------
     David J. Wilber, MD            University of Chicago Hospitals
                                    Director, Electrophysiology
                                    Department of Cardiology, MC09024
                                    DCAM room 5734
                                    Chicago, IL 60367 (27)
     ---------------------------------------------------------------------------

     6.2.  SPONSOR'S STUDY PERSONNEL

     Jeffrey Arnold, CEO was the Sponsor's representative for the study.

     6.3.  OTHER STUDY PERSONNEL

     Clinical trial monitoring was performed by Medical & Technical Research Associates, Inc. of Two Vision Drive, Natick, MA 01760.

7.   INTRODUCTION

     7.1.  DEVICE INFORMATION

           7.1.1.  The CH 2000

           The CH 2000 Cardiac Diagnostic System received FDA 510(k) clearance on February 29, 1996 (510(k) Number K950018).

           The CH 2000 is a computerized platform which supports a wide range of standard stress test protocols as well as performing TWA computation at rest, during exercise, pacing or pharmacologic stress. TWA is computed by the spectral method as published by J.M. Smith et al., Circulation 1988; 77:110-21. The CH 2000 meets the standards for diagnostic electrocardiographic devices and where applicable, for cardiac monitors, heart rate meters and alarms.

                                August 20, 1998

           7.1.2.  The HI RES(TM) ECG Electrode

           The Hi Res(TM) ECG Electrode is manufactured by Cambridge Heart, Inc. It received FDA 510(k) clearance on August 29, 1996 (510(k) Number K962115).

           The Hi-Res(TM) ECG Electrode is a pregelled, single use, multi segment, Silver/Silver Chloride electrode for short-term use to measure ECG signals with the Cambridge Heart CH 2000 Stress Test System.

     7.2.  BACKGROUND

     Approximately 300,000 patients die each year of sudden cardiac death in the United States alone. The proximate cause of death in the vast majority of these cases is a ventricular rhythm disturbance. Patients known to be at high risk for ventricular arrhythmias may be treated with various modalities, including anti-arrhythmic drugs, placement of internal defibrillators and/or ablation procedures, conducted in the catheterization laboratory or operating room, which attempt to selectively destroy cardiac tissue to prevent arrhythmias.

     The standard clinical technique for identifying individuals at risk for ventricular arrhythmias is electrophysiology (EP) testing, an invasive procedure in which catheter electrodes are placed into the patient's heart and electrical impulses are delivered in a deliberate attempt to induce the arrhythmias. Because EP testing is an expensive, invasive procedure which involves significant risk to the patient, a variety of clinical data are used to determine which patients should undergo EP testing.

     One of the techniques used for this purpose is the signal-averaged electrocardiogram (SAECG). The SAECG is a technique for measuring low amplitude potentials in the ECG, which are predictive of an individual's susceptibility to ventricular arrhythmias/1/. Recently, measurement of low levels of repolarization or T-wave alternans (TWA) in the electrocardiogram
     (ECG), during increased heart rate, has also been


__________________

/1/ M.E. Cain, J.L. Anderson, M F. Arnsdorf, J.W. Mason, M.M. Scheinman, A.L. Waldo. ACC Expert Consensus Document, Signal-Averaged Electrocardiography, JACC Vol. 27, No. 1, 238-49, 1996

                                August 20, 1998
     shown to be predictive of an individual's susceptibility to ventricular arrhythmias/2/.

     In Rosenbaum et al., 1994, the heart rate of patients undergoing electrophysiology study was raised by pacing the heart electrically in the catheterization laboratory. Studies currently underway in Europe and the US have indicated that the use of an exercise stress test as a noninvasive means of raising the patients' heart rate is adequate to measure TWA levels in patients scheduled to undergo EP testing. The current investigation uses exercise as a non-invasive method of raising heart rate.

     7.3.  PRIOR STUDIES

     A prior study was completed in the US to determine the value of TWA as a predictor of susceptibility to ventricular arrhythmias as determined by the results of EP testing and to compare this predictive value to that of SAECG. TWA was recorded during sinus rhythm and with the heart rate elevated by exercise./3/ TWA recordings were made at rest and during a bicycle exercise protocol to maintain the heart rate at 100 beats per minute (BPM). A total of 27 patients undergoing EP testing were included, based on their ability to complete the exercise protocol. Results in this patient population indicated that TWA had a sensitivity of 89% and specificity of 75%, and an overall clinical accuracy of 80% (P less than 0.003). TWA was superior to SAECG, which was not a statistically significant predictor in this study.

     A second study compared microvolt TWA to EP testing and to other currently used noninvasive methods with respect to prediction of future tachyarrhythmic events in 95 patients with a history of ventricular tachyarrhythmias scheduled to undergo implantation of a cardioverter/defibrillator./4/ In addition to TWA and EP testing, the patients underwent determination of left ventricular ejection fraction, baroreflex sensitivity, SAECG, analysis of 24-hour Holter monitoring for heart rate

___________________

/2/ D.S. Rosenbaum, L.E. Jackson, J.M. Smith, H.G. Garan, J.N. Ruskin and R.J. Cohen. Electrical Alternans and Vulnerability to Ventricular Arrhythmias, New England Journal of Medicine, 330:235-24 l, 1994.

/3/ N.A.M. Estes, G. Michaud, D.P. Zipes, N. El-Sherif, F.J. Venditti, D.S. Rosenbaum, P. Albrecht, P.J. Wang, R.J. Cohen. "Electrical Alternans During Rest and Exercise as Predictors of Vulnerability to Ventricular Arrhythmias". Am J Cardiol 1997;80:1314-1318.

/4/ S.A. Hohnoloser, T. Klingenheben, M. Zebel, J. Peetermans, R. Cohen. "T Wave Alternans as a Toll for Risk Stratification in Patients with Malignant
     Arrhythmias: Prospective Comparison with conventional Risk Markers". Submitted for publication.

                                August 20, 1998
     variability and the presence of nonsustained ventricular tachycardia (VT), and the measurement of QT dispersion from the 12-lead ECG. The endpoint of the study was the first appropriate firing of a cardioverter/defibrillator for ECG-documented ventricular fibrillation (VF) or ventricular tachycardia during follow-up. Kaplan-Meier survival analysis revealed that only TWA (P less than 0.006) and left ventricular ejection fraction (P less than 0.04) were statistically significant risk stratifiers. Multivariate Cox regression analysis suggested that TWA was the only statistically significant independent risk factor.

     7.4.  CLINICAL IMPLICATIONS

     Patients being evaluated for anti-arrhythmic therapy, either with drugs such as sotalol, amiodarone or quinidine, or with the placement of implantable cardioverter defibrillators (ICDs) will most likely undergo an EP study. Electrophysiology studies are expensive and present a significant risk to patients. The process of determining which patients should undergo these studies involves the evaluation of information from many sources, including family history, the patient's medical history, results from ECGs, tilt-table tests, exercise-tolerance tests and other tests that might be indicated. Even with all the information currently available, many of those patients referred for EP studies (approximately 50% according to Rosenbaum et al., 1994) will not be inducible in the laboratory.

     TWA is predictive of increased susceptibility to ventricular arrhythmias. As such it is a valuable addition to the physicians' armamentarium to aid in identifying those patients who will benefit from further diagnostic tests or therapeutic interventions as well as those patients who may not benefit from additional testing or interventions.

8.   STUDY OBJECTIVES

The objective of this study was to show that TWA was associated with an increased susceptibility to ventricular tachyarrhythmia. In support of this objective the primary hypothesis was that, in patients being evaluated for known, suspected or risk of cardiac arrhythmias, the presence of TWA measured during an exercise stress test using the spectral method of the CH 2000 Cardiac Diagnostic System and Hi Res(TM) ECG electrodes was predictive of increased susceptibility to ventricular arrhythmias. An increased susceptibility to ventricular arrhythmias was defined as sustained monomorphic ventricular tachycardia (VT) induced during electrophysiology testing.

                                August 20, 1998

The secondary objective of the study was to demonstrate that, in patients being evaluated for known, suspected or risk of cardiac arrhythmias, the presence of TWA measured during an exercise stress test using the spectral method of the CH 2000 Cardiac Diagnostic System and Hi Res(TM) ECG electrodes was substantially equivalent to or better than the SAECG measured using the ART (Arrhythmia Research Technology, Inc.), LP-Pac Q(TM) ver. 1.10q, Late Potential Analysis Software (510(k) Number K915760) as a measure of increased susceptibility to ventricular arrhythmias.

The order of the study objectives changed as a result of Amendment 6.  Refer to
Section 9.7 for details of these changes.

9.   INVESTIGATIONAL PLAN

     9.1.  OVERALL STUDY DESIGN

     This study consisted of two parts, a Pilot Study and a Main Study. In the Pilot Study data were collected on the first 65 patients, after which enrollment in the Pilot Study was closed and an analysis was performed of the Pilot Study data. The Main Study was initiated by Amendment 5 (July 29, 1997) and included all those enrolled patients not included in the Pilot Study. The results reported here are only for patients in the Main Study. Pilot Study tables and data listings are presented for reference in Appendix 14.6.

     The Main Study was a prospective, multi-center study to demonstrate that:

     . Primary Hypothesis: in patients being evaluated for known, suspected or risk of ventricular arrhythmias, the presence of TWA measured during exercise using the CH 2000 spectral method was predictive of increased susceptibility to ventricular arrhythmias.

     and

     . Secondary Hypothesis: In the same population, the presence of TWA measured during exercise using the CH 2000 spectral method was equivalent to the standard SAECG measure as a predictor of increased susceptibility to ventricular arrhythmias.

     Patients with bundle branch block may not have determinate SAECG results and therefore were not used to test the Secondary Hypothesis.

                                August 20, 1998

     These patients were however, used to determine if TWA was predictive of increased susceptibility to ventricular arrhythmias (Primary Hypothesis).

     Males and females 18 years or older who had been referred to the EP laboratory, who were capable of undergoing an exercise stress test (to 70% of maximum predicted for age, [0.70(220-age)] or a target heart rate of 105 bpm, whichever was greater), who were able to have blockers withheld for 24 hours prior to the TWA test, who did not have unstable coronary artery disease, and who did not have a history of persistent atrial fibrillation or flutter, were enrolled by signing an informed consent.

     Patients enrolled in the study had the SAECG measure made and TWA tests performed prior to and within ten days of undergoing the scheduled EP studies.

     All tests were performed with no changes in anti-arrhythmic medications between the tests. Short acting ? blockers (propranolol and metoprolol) were allowed if ? blockade was required, but in order to increase the likelihood that patients could achieve the required heart rate, blockers must have been withheld for 24 hours prior to the TWA tests. Patients unable to tolerate having ? blockers withheld were excluded from the study. Demographic information, medical history (including the reason for EP referral), and cardiac medication history were obtained. Anti-arrhythmic and ? blocker drugs taken from the time of the first study procedure to the time of the last study procedure were recorded.

     The conduct of EP studies was guided by clinical indication. In the original protocol, the outcome of the EP study was to be determined by an independent electrophysiologist in accordance with a set of rules defined in the protocol (Section 9.3.3). A decision was later made to automatically determine this outcome in accordance with a programming specification reviewed by the Principal Investigator to be in accordance with these rules. Refer to Section 9.7.3 for a listing of these programming rules.

     The ECG data for the SAECG was obtained using the LP Pac Q(TM) ver. 1.10q Late Potential Analysis Software (510(k) Number K915760). The SAECG data were reviewed by the investigator, who determined the outcome of the test.

     The ECG data for the TWA measure was made by the CH 2000 using Hi Res(TM) ECG electrodes. For this study, the TWA reports were reviewed by two independent third party physicians who were masked to the patient's EP and SAECG outcome and other clinical data.

                                August 20, 1998

     9.2.  SELECTION OF STUDY POPULATION

           9.2.1.  Number of patients

           Approximately 270 patients were to be enrolled of which 100 were expected to be fully evaluable patients. (A fully evaluable patient was defined as one who completed a standard EP induction protocol with a determinate outcome, had a TWA test and SAECG study with determinate results, who had no changes in anti-arrhythmic drugs between these tests, and who had beta blockers withheld for 24 hours prior to TWA testing. Only fully evaluable patients were used for testing of the secondary hypothesis.) Patient accrual was expected to be completed within six months, and seven sites were to participate in this study. In actuality, ten sites participated.

           9.2.2.  Inclusion criteria

           Patients referred for electrophysiology studies who met the following inclusion criteria were enrolled in the study:

           1. The patient was scheduled for EP studies to evaluate known or suspected cardiac arrhythmias

           2.  The patient was 18 years of age or older

           3. The patient was capable of undergoing a submaximal bicycle exercise test with a target heart rate of 70% of maximum predicted heart rate for age, [0.70(220-age)] or 105 BPM, whichever was greater

           4. The patient had signed an Institutional Review Board (IRB) approved informed consent form

           9.2.3.   Exclusion criteria

           Patients meeting any of the following exclusion criteria were not eligible for enrollment:

           1.  The patient was unable to give informed consent

           2.  The patient had unstable coronary artery disease

                                August 20, 1998

                                                                              11
           3.  The patient had persistent atrial fibrillation or flutter

           4.  The patient was less than six days post-MI

           5. The patient could not tolerate the withdrawal of (B) blockers for 24 hours prior to TWA testing

           6. The patient was participating in a study of another investigational device or drug

           7. The patient had any other significant medical condition that in the opinion of the investigator precluded participation, such as: serious ongoing cardiac dysrhythmia (such as bigeminy, trigeminy, etc. or more than 10% ectopic beats at rest per Holter Monitor or
               ECG), endocarditis, severe aortic or mitral stenosis, severe left ventricular dysfunction, acute pulmonary embolus/infarction, acute or serious non-cardiac disorder or severe physical handicap.

           8. The patient was known to have ventricular arrhythmias due to reversible causes, such as severe electrolyte abnormalities, pro-arrhythmic drug effects or active ischemia.

     9.3.  STUDY PROCEDURES

     Eligible patients were enrolled by signing an IRB-approved informed consent form. Only those patients who met all the inclusion and exclusion criteria were considered eligible for the study.

           9.3.1.  Prior to testing

          Demographic information, consisting of age, sex, height and weight, and a cardiovascular medical history, was obtained. New York Heart Association (NYHA) Functional Class was determined. Cardiovascular medications taken from the time of the index event or symptoms resulting in referral for EP studies to the time of the first study procedure were recorded. (B)-blocker and anti-arrhythmic medications taken from the time of the first study procedure to the time of the last study procedure were recorded.

                                August 20, 1998

          9.3.2.   T-wave alternans

          The TWA measure was made using the spectral method employed by the CH 2000 system. The TWA test involved an ECG recording made during sitting rest, exercise, and recovery. The TWA exercise protocol was a submaximal exercise protocol, which had an endpoint of the greater of 70% of maximal age predicted heart rate or a heart rate of 105 BPM, or symptoms which limited the exercise. The protocol required that the patient exercise at workloads which increased every three minutes, with the workload beginning at 15 watts, increasing to 30 watts and then increasing by 30 watts in each stage.

                   9.3.2.1.  Recording apparatus

                   The TWA test involved the simultaneous recording of 12-lead ECGs and orthogonal ECGs by the Cambridge Heart CH 2000 Stress Test system using 14 electrodes, seven standard electrodes and seven Cambridge Heart Hi Res(TM) ECG Electrodes. The CH 2000 is a computer based ECG exercise tolerance test system intended for the recording of electrocardiograms and vector cardiograms. Signal processing and ECG computations include, ST level, ST slope, ST integral, ST index and T-wave alternans amplitude computed by the spectral method. The Hi Res(TM) ECG Electrodes are multi-segment electrodes developed by Cambridge Heart, Inc.

                   9.3.2.2.  Exercise Protocol

                   The ECG was recorded for five minutes with the patient sitting motionless at rest.

                   Immediately following the rest recordings, the patient was exercised on a bicycle ergometer at a pedal rate determined by the auditory and visual prompts provided by the CH 2000 which assured that the patient's pedaling relative to heart rate was appropriate for the TWA test.

                   The ECG was recorded during a submaximal ergometer stress test (with a target heart rate of 70% of maximum predicted for age or 105 BPM whichever was greater.)

                                August 20, 1998

               Immediately following the exercise recording, the patient remained motionless while four minutes of recovery ECG data were recorded.

               9.3.2.3.  Definitions of terms

               Sustained alternans:
               --------------------

               SUSTAINED ALTERNANS was defined as alternans that was consistently present over a patient-specific heart rate (HR) threshold (except for gaps believed to be due to obscuring factors such as ectopic beats, noise or HR dips)

               . With at least one minute of V\alt\ 1.9 (cigma)V and alternans ratio greater than or equal to 3

               . In any of leads VM, X, Y, Z or in two adjacent precordial leads

               .    With some period of artifact-free data

               ECG data were considered to be ARTIFACT FREE if:

               .    Bad Beats less than or equal to 10%

               . Patient was pedaling properly at 1/3 or 2/3 of HR or not pedaling

               .    Respiratory activity was not at 0.25 cycles per beat

               .    HR was stable or slowly changing

               . There was no heart rate (RR) interval alternans (or its level was less than or equal to 2 milliseconds)

               Onset heart rate:
               -----------------

               The alternans ONSET HEART RATE was the rate at which the alternans which met the requirements for sustained alternans first appears. In determining the onset heart rate short gaps which could be attributed to noise, ectopic beats, or HR dips were bridged. All leads were considered.

                                August 20, 1998

               9.3.2.4.  Classification Rules

               The following classification rules were defined prospectively and used in analyzing the results of the TWA studies. A decision flow chart for this classification is presented in diagram 1 below:

                              [DIAGRAM APPEARS HERE]


               Positive:
               ---------

               A test was POSITIVE (+) if it had Sustained Alternans with an Onset Heart Rate known to be less than or equal to 110 BPM (or at the resting heart rate if that was greater than 110 BPM).

               Negative:
               ---------

               A test was NEGATIVE (-) if it did not have Sustained Alternans and a HR greater than or equal to 105 BPM was achieved for at least one minute during which noise was greater than or equal to
               1.8 (cigma)V, bad beats were less than or equal to 10% and during which significant alternans (i.e. 1.9 less than or equal to (cigma)V) was not

                                August 20, 1998
               present, or if the onset of sustained alternans was known to be greater than 110 BPM (and not at the resting HR).

               Incomplete:
               -----------

               A test was incomplete if it was not positive and a HR 105 BPM had not been achieved for at least one minute.

               Indeterminate:
               --------------

               A test was INDETERMINATE if it was not positive, negative, or incomplete.

               The system of classification used for this study changed between the Pilot Study and the Main Study as a result of Amendment 5. Refer to Section 9.7 for details of these changes.

               9.3.2.5.   Classification of Results

               For purposes of this study, each TWA record was read and interpreted by two physician readers who were masked to the patient's EP and SAECG outcome and other clinical data and who conferred on their results to resolve differences. There were two primary readers with experience with the CH 2000 System and a third alternate who were trained to read TWA reports via the Sponsor's standard training course. The primary readers read all studies except those for which they might have knowledge of clinical data; these were read by the alternate in conjunction with one of the primary readers. (One primary reader was an investigator and was barred from reading reports from his own site; the other primary reader had previously seen the TWA reports from the Pilot Study and was barred from reading these.).

               An audit was performed of the readers' results by an independent experienced reader who was blinded to the clinical data. This audit uncovered a number of mistakes in the original readings. As a result of this audit the readers were asked to repeat their readings and then confer again while still blinded to the clinical data and with no further instruction from the Sponsor. The results of the repeat readings were used for the study.

                                August 20, 1998

               9.3.3.  Electrophysiology study

               The extent of ventricular stimulation and the conduct of the EP testing were guided by the clinical indication for the EP test. In order for patient results to be considered evaluable for this study the EP induction protocol used must meet the following criteria defined in the protocol for the study:

               . The induction protocol involved the progressive administration of up to three extrastimuli, at a minimum of two ventricular sites, at a minimum of two paced-cycle lengths.

               . However, for patients with presumed supraventricular tachycardia (SVT) a minimum of two extra-stimuli must be delivered from at least one ventricular site.



               . Standard pulses were two milliseconds and had an amplitude of twice diastolic threshold.

               The outcome of the EP testing were

               . Positive if the study induced sustained monomorphic VT which lasted at least 30 seconds or caused hypotension requiring intervention, (providing that not more than three extra-stimuli were used).

               . Negative if the induction protocol was fully completed, and neither sustained VT, VF, nor ventricular flutter were induced.

               Indeterminate if the above criteria for evaluability were not met or the EP study resulted in an inducible VF or flutter only.

               9.3.4.  SAECG

               The SAECG measure was made using the ART, LP-Pac Q(TM) ver. 1.10q, Late Potential Analysis Software. The ECG was obtained during supine rest for a duration determined by an SAECG mean noise less than 0.5 (cigma) (approximately 5 minutes).

               ECG data acquisition was to be conducted in the Auto-Average mode. In this mode the position of the correlation window was automatically selected by the software. If the auto-template

                                August 20, 1998
               selection failed, the Manual Average function was used. In this mode the user may have appropriately adjusted the position of the correlation window on the QRS signal to obtain an acceptable template. The filter corner frequencies were to be set to 40 Hz, the width of the correlation was fixed at 40 ms.

               The outcome of the SAECG/5/ was:

               . Positive if two of the following three criteria were satisfied with regard to the vector magnitude of the filtered X, Y, Z leads:

                    1.   The filtered QRS complex duration exceeded 114 ms

                    2. Root mean square voltage of the terminal 40 ms of the filtered QRS was less than 20 (cigma) V

                    3. The duration of time that the terminal portion of the filtered QRS remained less than 40 (cigma) V was greater than 38 ms.

                    . Negative if at least two of the above criteria were not satisfied.

                    . Indeterminate if the unfiltered QRS duration was greater than 120 ms, if sufficient noise reduction was not achieved, or if in the opinion of the investigator a determinate result could not be obtained.

                    9.3.5.  Intervening events

                    If during the period (10 days maximum) between the conduct of the non-invasive studies (SAECG and TWA) and the EP study a clinical event occurred which (in the opinion of the investigator) could change the correlation between the non-invasive tests and the EP study, another set of non-invasive studies must have been performed prior to the EP studies. If it was not possible to conduct another series of tests the patient was terminated from the study. (There were no such intervening events in the study.)

____________________

/5/ "Standards for Analysis of Ventricular Late Potentials Using High-Resolution or Signal-Averaged electrocardiography: A Statement by a Task Force Committee of the European Society of Cardiology, the American Heart Association, and the American College of Cardiology", G. Breithhardt, M.E. Cain, N.C. Flowers, et al, JACC, l7, l 991, 999-l 006.

                                August 20, 1998

                                                                              18
               9.3.6.  Follow-up

               All patients enrolled in the study were followed until the patient was discharged from the hospital following EP testing. Patients were evaluated for the occurrence of ventricular tachyarrhythmic events. Anti-arrhythmic and (B) blocker medications, intervening cardiac events and ventricular tachyarrhythmic events occurring during the follow-up period were recorded.

               9.3.7.  Termination

               The patient's participation in the study was completed when the patient had completed the follow-up period or until the patient was withdrawn from the study for any reason.

               9.3.8.  Withdrawal criteria

               The reason for early termination was recorded on the case report form. A patient may have withdrawn from the study for any of the following reasons:

               1. Development of an adverse event that, in the opinion of the investigator, required protocol interruption

               2.   Noncompliance or uncooperativeness

               3.   Patient request

               4. Patient required treatment with another investigational drug or device

               5. Change in anti-arrhythmic medications (Vaughn Williams class I and III) between TWA and EP studies

               6. Inability to tolerate withholding of (B) blockers for 24 hours prior to the TWA test

               7.   Lost to follow-up

               8. Investigator's judgment that withdrawal was in the best interest of the patient

                                August 20, 1998

               9.   Termination of the research effort by the Sponsor

               10.  Significant protocol violation

               11. Patient was unable to have another series of non-invasive testing conducted prior to the EP study following an intervening event

               If withdrawal of the patient was the result of an adverse event that was attributable to the TWA test, the patient was followed until, in the opinion of the investigator, all parameters had returned to baseline or were clinically stable.

               9.3.9.  Adverse events

               The investigator closely monitored each patient for evidence of adverse events throughout the study.

               Adverse events occurring during the conduct of the SAECG or TWA tests were recorded. An assessment of severity, relationship to device and whether or not the event was expected, was made by the Investigator.

                       9.3.9.1.  Procedures for adverse event reporting

                       The Investigator must have informed Cambridge Heart within 10 working days, by telefax and/or telephone, of any unanticipated serious adverse device effects associated with the use of the CH 2000 or Hi Res(TM) ECG electrodes.

                       A serious device effect referred to an event that may have reasonably suggested that there was a probability that a device has caused or contributed to a death, serious injury or serious illness.

                       A serious device effect also included the failure of a diagnostic device if information reasonably suggested that there was a probability that a misdiagnosis or lack of diagnosis resulting from the failure: (1) had caused or contributed to a death, serious injury, or serious illness, or (2) would cause or contribute to a death, serious illness or serious injury if it were to recur. Since the TWA results were not used for patient treatment, this could only apply to use of the CH 2000 for its standard stress test results.

                                August 20, 1998

                         A serious illness or injury was one that was life threatening, resulted in permanent impairment of a body function or permanent damage to the body structure; or necessitated immediate medical or surgical intervention to preclude permanent impairment of a body function or permanent damage to a body structure.


          9.4. EFFICACY AND SAFETY VARIABLES

               9.4.1.  Efficacy and safety measurements assessed and flow chart

               The efficacy variables were TWA, EP, and SAECG results. The safety variable was adverse events. The following table presents the sequence of events in the study.

               TABLE 1.  STUDY FLOW CHART

               ---------------------------------------------------------
                                             Prior      Testing
                                               to
                                             Testing
               ---------------------------------------------------------
               Informed consent                 X
               ---------------------------------------------------------
               Demographic information          X
               ---------------------------------------------------------
               Cardiovascular medical           X
               history
               ---------------------------------------------------------
               NYHA functional class            X
               ---------------------------------------------------------
               Cardiovascular                   X
               medications/1/
               ---------------------------------------------------------
               TWA/2/                                       X
               ---------------------------------------------------------
               SAECG                                        X
               ---------------------------------------------------------
               EP/3/                                        X
               ---------------------------------------------------------
               Adverse events                               X
               ---------------------------------------------------------


               /1/ Medications taken at time of first event leading to EP testing to time of first study procedure

               /2/ Recorded during sitting rest for five minutes, exercise on a bicycle ergometer, and recovery for four minutes.

               /3/  Performed after TWA and SAECG testing.



               9.4.2.  Description of all efficacy variables

               The effectiveness of TWA and SAECG outcomes was measured by its agreement with the EP outcome.

                                August 20, 1998

               9.4.3.  Description of all safety variables


               Although it was anticipated that a trial of this size would not allow for the quantitative evaluation of the expected low incidence of adverse device effects, all adverse events occurring during the conduct of the TWA or SAECG were reported and tabulated.

          9.5. DATA QUALITY ASSURANCE

               9.5.1.  Monitoring

               All aspects of the study were carefully monitored by qualified individuals designated by the Sponsor. Monitoring was conducted according to Good Clinical Practices (GCP) and standard operating procedures for compliance with applicable government regulations (21 CFR (S) 812.46). The individuals responsible for monitoring the trial had access to all records necessary to ensure the accuracy of the recorded data and periodically reviewed the progress of the study with the Investigator.

               9.5.2.  Training of study personnel

               Medical & Technical Research Associates personnel were trained by the Sponsor's Clinical Research Associate at a training session.

          9.6. STATISTICAL METHODS AND DETERMINATION OF SAMPLE SIZE

               9.6.1.  Statistical and analytical plans

                       9.6.1.1.  Variables

                       Demographic data presented include age, sex, height and weight. Medical history data (e.g., coronary artery disease, MI, valvular heart disease, etc.) are presented. Baseline physical findings of the index arrhythmia, including ECG data, NYHA data, and ejection fraction data, are presented.

                       Primary hypothesis data comparing TWA to EP findings are presented. In addition, secondary hypothesis data comparing SAECG and TWA results are presented.

                                August 20, 1998

               Safety data included adverse events collected during the TWA test. Adverse events were coded using the COSTART coding dictionary. B-blocker and anti-arrhythmic medications, coded according to the WHO medication coding dictionary, are presented.

               9.6.1.2. Analytical plan

               Descriptive statistics were tabulated and presented for data captured on the case report form as follows: for continuous data, measures for central tendency (mean, median, standard deviation, minima, and maxima) are presented, while for categorical data, the number and percent of patients within each category, are presented. For categorical data, only non-missing values were used to calculate the percentages.

               All data captured on the case report forms are presented in data listings.

               9.6.1.3. Handling of dropouts

               The Primary and Secondary Hypotheses for this study were dependent on patients having determinate outcomes for the three test methods. As defined in Section 9.6.1.4, Patient populations analyzed patients with indeterminate outcomes for one or more of the tests may not have been included in the hypothesis testing.

               9.6.1.4. Patient populations analyzed

               There were three defined statistical populations in the analysis:

               1. The All Patients Sample, defined as patients who have at least one case report form page completed and entered into the database.

               2. The Primary Hypothesis Patients Sample, defined as patients who satisfied all the following criteria:

                    .   Determinate EP outcome

                                August 20, 1998

                    .   Determinate TWA outcome

                    . Short-acting -blockers withheld for at least 24 hours prior to T-Wave testing

                    . No changes in anti-arrhythmic drugs between the TWA and EP tests

                    .   No protocol violations

               3. The Secondary Hypothesis Sample, defined as patients who were included in the Primary Hypothesis Patients Sample AND had a determinate SAECG test outcome.

               9.6.1.5. Statistical methods

               The Primary Hypothesis in this study is:

                        Ho:  TWA is not predictive of EP findings

                        Ha:  TWA is predictive of EP findings

               Rejection of the null hypothesis will be considered adequate evidence that the TWA test outcome is predictive of EP test outcome. Because determinate TWA and EP findings are required to test this hypothesis, the Primary Hypothesis Sample was used. A two-sided Fisher's Exact test was used to test the Primary Hypothesis. Confidence intervals about the sensitivity, specificity, predictive value, and other descriptive statistics, are also presented.

               The Secondary Hypothesis in this study is:

                        Ho: TWA is substantially equivalent to or better than SAECG testing as a predictor of EP outcome

                        Ha: TWA is not substantially equivalent to or better than SAECG testing as a predictor of EP outcome

               Failure to reject the secondary hypothesis was considered adequate evidence that SAECG testing was no better than TWA testing, compared to EP findings. Since determinate TWA, EP, and SAECG findings are required to test this

                                August 20, 1998
               hypothesis, the Secondary Hypothesis Sample was used. A two-sided McNemar's test that the TWA and SAECG findings are in agreement with respect to EP findings, will be used to test the Secondary Hypothesis.

      9.6.2.   Determination of sample size

               Of the two hypotheses, the secondary hypothesis requires more patients and thus the sample size was calculated to address issues relating to this hypothesis. The secondary hypothesis is that the clinical accuracy of TWA in predicting susceptibility to ventricular arrhythmia is substantially equivalent to or better than the clinical accuracy of SAECG in predicting susceptibility to ventricular arrhythmia in the patient population being studied.

               To determine the minimum sample size necessary to establish substantial equivalence, we consider the null hypothesis that TWA performs better than or equal to SAECG in predicting EP outcome and determine the minimum sample size that would be required to reject the null hypothesis if the performance of TWA were in fact sufficiently poor so as render the tests to be clinically non-equivalent. That is:

               H\0\:  P\TWA\ is greater than or equal to P\SA\

               H\1\:  P\TWA\ is less than P\SA\

               where H\0\ is the null hypothesis being tested, H\1\ is the alternative, P\TWA\ is the probability that for a patient in the population being studied that TWA will correctly predict the EP outcome, and P\SA\ is the probability for a patient in the population being studied that SAECG will correctly predict the EP outcome.

               The minimum sample size for this study was determined as follows:

               To determine minimum sample size using McNemar's test one establishes the minimum difference in the performance of the two tests which would render them non-equivalent. From our initial clinical data we estimated that in this population the average clinical accuracy of the two tests for predicting EP outcome was approximately 80%. From a clinical perspective, the two tests would be considered substantially equivalent if their clinical accuracy's were both in the range of 80 +/- 7%. Thus, the minimum difference in test performance needed to establish non-equivalence would occur when P\SA\ = 0.87 and P \TWA\ = 0.73.

                                August 20, 1998

               Assuming that TWA and SAECG were independent in correctly predicting EP outcome, then the 2 X 2 concordance probability table of TWA and SAECG was expected to be:


               -----------------------------------------------------------------------------------
                                      TWA CORRECT                     TWA INCORRECT
               -----------------------------------------------------------------------------------
               SAECG Correct       P\TWA\ .P\SAECG\              (1 - P\TWA\).P\SAECG\
               -----------------------------------------------------------------------------------
               SAECG Incorrect     P\TWA\ .(1 - P\SAECG\)        (1 - P\TWA\). (1 - P\SAECG\)
               -----------------------------------------------------------------------------------

               Substituting in the values of P\SA\ and P\TWA\ required to establish non-equivalence (with SAECG being superior to TWA):

               -----------------------------------------------------------------------------------
                                          TWA CORRECT             TWA INCORRECT
               -----------------------------------------------------------------------------------
               SAECG Correct                 0.635                    0.235
               -----------------------------------------------------------------------------------
               SAECG Incorrect               0.095                    0.035
               -----------------------------------------------------------------------------------

               From Rosner/6/, p 387, the sample size required to provide 80% power to reject the null hypothesis H\0\ at the p less than 0.05 level was calculated as:


                         [CALCULATION FORMULA APPEARS HERE]


               where

               p\d\ = 0.33         Was the probability of disagreement between
                                   TWA and SAECG
               p\a\ = 0.29         Was the fraction of discordant pairs where
                                   TWA agrees with EP and SAECG does not
               q\a\ = 0.71         Was the fraction of discordant pairs where
                                   SAECG agrees with EP and TWA does not
               z\1-\ = 1.6449      Number of standard deviations for a
                                   one-tailed less than 0.05
               z\1-\ = 0.8416      Number of standard deviations for a 1- more
                                   than 0.80

____________________
/6/  Rosner B, "Fundamentals of Biostatistics"; Duxbury Press, 1995, pp. 377-
     387.

                                August 20, 1998

               Solving for n, the required sample size was 100 patients in whom TWA, SAECG and EP results were determinate.

               Therefore, a sample size of 100 patients was considered sufficient to estimate the overall clinical P\TWA\ with a 95% confidence interval of approximately +/- 7%.

               9.6.3.  Data management

               All data captured on case report forms was double-key entered into a Microsoft ACCESS database using a validated data management system. Verification was performed by comparing the two passes of data entry and resolving any differences. Validation checks were run against the verified data, and queries were sent to investigative sites for resolution. The database was then updated to reflect the resolved queries. A 10% audit was performed of the final database against the case report forms.

          9.7. CHANGES IN THE CONDUCT OF THE STUDY OR PLANNED ANALYSES

               This study consisted of two parts, a Pilot Study and a Main Study. In the Pilot Study data were collected on the first 65 patients, after which enrollment in the Pilot Study was closed and an analysis was performed of the Pilot Study data. During the analysis, patients continued to enroll in the study. The Main Study was initiated by Amendment 5 (July 29, 1997) and included all those patients not enrolled in the Pilot Study. The results reported here are only for patients in the Main Study. Refer to Appendix 14.6 for results of the Pilot Study.

               9.7.1.    Amendments for the Pilot Study

               Although amendments described here are numbered up to six, because of numbering errors, only four were actually made. The following is a summary of the changes resulting from each amendment.

                         9.7.1.1.  Amendment 1: September 23, 1996

                         The purpose of the this amendment was to:

                                August 20, 1998

                         1. Modify the risk assessment statement in the Informed Consent Form to indicate that participation in the study did not significantly increase risk in addition to that already inherent in the EP study.

                         2. Modify exclusion criteria to include the standard contraindications inherent in stress testing, and to exclude patients with specific known reversible arrhythmias.

                         3. Clarify the sequence of testing (TWA and SAECG must precede EP testing).

                         4. Add a 510(k) number and input from the FDA about the device.

                         5.   Modify the statistical analysis plan.

                         9.7.1.2.  Amendment 2: October 9, 1996

                         The purpose of the this amendment was to:

                         1. Clarify instructions for use of the SAECG device: defined the correct modes and settings.

                         2. Clarify instructions for use of the CH 2000: added the name of the exercise protocol to be used.

                         3. Added a statement about Intervening Events: if a clinical event occurred between the TWA or SAECG test and the EP study which could change the correlation of the non-invasive tests with the EP study, then the non-invasive tests needed to be repeated or the patient withdrawn from the study.

                         9.7.1.3.  Amendment 3: February 3, 1997

                         The purpose of the this amendment was to:

                         1. Clarify "serious ongoing dysrhythmia" in the exclusion criteria by adding a list of such dysrhythmias.

                         9.7.1.4.  Amendment 4: April 24, 1997

                                August 20, 1998

                         The purpose of the this amendment was to:

                         1. Clarify the definition of a TWA positive test by indicating that the alternans needs to start prior to the end of exercise.

                         2. Correct an inconsistency for patients over the age of 70 years. The protocol was changed to specify that patients should exercise to a heart rate of 70% of maximum predicted by age, or 105 bpm,
                                                               -----------
                              whichever was greater. Otherwise patients over 70
                              ---------------------
                              would not attain the heart rate of 105 required for a valid TWA test.

                         3. Define "artifact-free", a definition that was omitted in the original protocol.

               9.7.2.    Amendments to Initiate the Main Study

                         9.7.2.1.  Amendment 5: July 29, 1997

                         The purpose of the this amendment was to:

                         1. Modify the primary endpoint to one of substantial equivalence with or superiority to SAECG.

                         2.   Modify the classification of results of EP study

                              Original endpoint: Positive defined as prior documented VT or VF without MI, sustained monomophic VT induced during EP study, VF induced during EP study with two or fewer extra-systoles.

                              Endpoint after Amendment 5: Positive defined as sustained monomorphic VT induced during EP study. VF induced during EP study is now indeterminate.

                         3. Modify the classification of results of TWA testing.

                              Original classification: Strongly positive, Weakly positive, Negative, Indeterminate

                              Classification after Amendment 5: Positive,
                              Negative, Indeterminate

                         4.   Change the model number of the SAECG device

                                August 20, 1998

                      From:  Corazonics, Predictor II or successor system.

                      To: ART (Arrhythmia Research Technology, Inc.) LP-Pac Q(TM) ver. 1.10q Late Potential Analysis Software (the successor to the Predictor II)

                  5.  Terminate the Pilot Study and start the Main Study.

          9.7.3.  Amendments During the Main Study

                  9.7.3.1.  Amendment 6: March 25, 1998

                  The purpose of the this amendment was to:

                  1.  Transpose the primary and secondary hypotheses.

                  2. Divide the definition of an indeterminate test into two definitions: an incomplete test (in which the patient was not able to exercise adequately), and an indeterminate test (in which the test results are obscured too severely for an adequate reading).

          9.7.4.  Changes in the Conduct of the Study

          In the original protocol, the outcome of the EP study was to be determined by an independent electrophysiologist in accordance with a set of rules defined in the protocol. A decision was later made to determine this outcome in accordance with a set of programming specifications reviewed by the Principal Investigator to conform to the intent of the rules in the protocol. These programming specifications are detailed below:

          Outcome Determination Algorithm for EP Studies:
          -----------------------------------------------

          If the following criterion was true for a patient, then we had a POSITIVE EP finding:

          . At least one ventricular site had a finding of Sustained VT (FINDING = 2) and the Number of Stimuli Delivered for that ventricular site (same record) was less than or equal to three (STIMULI less than or equal to 3).

          If the following three criteria were ALL true for a patient, then we had a NEGATIVE EP finding:

                                August 20, 1998

             . The patient did not satisfy the criteria for a POSITIVE finding.

             . The Index Arrhythmia was Documented VT, Documented VF, Suspected VT or Suspected VF or Other, and the number of unique ventricular sites with the Number of Stimuli Delivered having a Number of Stimuli Delivered field response of at least three (STIMULI less than or equal to 3) was greater than or equal to two.

             OR

             . The Index Arrhythmia was Documented SVT or Suspected SVT and the number of unique ventricular sites with the Number of Stimuli Delivered field having a response of at least two (STIMULI greater than or equal to 2) was greater than or equal to one.

                  (Note that if multiple Ventricular Sites were listed with the same Anatomical Site (i.e., all RV) they were considered to be unique and different sites).

             . There was no entry of "Sustained VT", "V Fib", "V Flutter" or a comment of "Sustained Polymorphic VT" under Findings for any ventricular site in which the Number of Stimuli Delivered was less than or equal to three (STIMULI less than or equal to 3).

             If the following three criteria were ALL true for a patient, then we had an INDETERMINATE finding:

             .    The patient did not have a Positive finding.

             .    The patient did not have a Negative finding.

             . The patient had a result for the EP study denoted as a non-missing Findings field.


10.  STUDY PATIENTS

     10.1.   DISPOSITION OF PATIENTS

     A total of 272 patients were enrolled in the study by nine investigators at 10 sites (one investigator was affiliated with two sites). Two-hundred-seventeen completed the study and all observations.

     Of the 63 that did not complete the study and all observations: 34 were not able to complete all study procedures, 19 were removed because of

                                August 20, 1998
     protocol violations, one patient died, and nine were removed for a variety of reasons: incomplete EP testing (5 patients), equipment failure (2 patients), excessive ectopy (1 patient), and failure to withhold -blockers (1 patient). Note that 8 patients are had more than one reason for early termination. Table 2 presents patient dispositions as reported by the investigator.

     TABLE 2.  PATIENT DISPOSITION

     --------------------------------------------------------------------------
                                             Number of             Percent of
                                              Patients              Patients
     --------------------------------------------------------------------------
     All Patients                                272                  100.0
     --------------------------------------------------------------------------
     Completed Study                             217                   79.8
     --------------------------------------------------------------------------
     Did Not Complete Study                       63                   20.2
     --------------------------------------------------------------------------
        Unable to Complete all Study              34                   12.5
     Procedures
     --------------------------------------------------------------------------
          Protocol Violation                      19                    7.0
     --------------------------------------------------------------------------
          Death                                    1                    0.4
     --------------------------------------------------------------------------
          Other/a/                                 9                    3.3
     --------------------------------------------------------------------------

     /a/ The categories other and lost to follow-up were pooled for this category. Source: Appendix VI, Tables 1.1 and 1.3.

     10.2.     PROTOCOL VIOLATIONS

     Eleven patients were reported by the investigator to be protocol violators on the Termination case report form page. In addition, it was determined from review of case report form data that an additional eight patients violated the protocol due to the following: -Blockers not withheld for testing (seven patients: 12-042, 21-027, 22-062, 22-105, 27-026, 40-001, and 40-005), and Anti-arrhythmic medications changed between EP and TWA tests (one patient, 21-022). Note that for patient 27-026, since there was no given stop date for -Blockers on the case report form, it was assumed that -Blockers were not withheld for testing.

     All protocol violators were excluded from both the Primary and Secondary Hypothesis Samples. The proportion of patients reported to have experienced these protocol violations was not clinically significantly different across sites.

                                August 20, 1998

     TABLE 3.  PROTOCOL VIOLATIONS

   -------------------------------------------------------------------------
     Site      Patient Number       Description of Protocol Violation
   -------------------------------------------------------------------------
     12             002             Patient Not In Sinus Rhythm
   -------------------------------------------------------------------------
                    042             (B)-Blocker Not Held For Testing
   -------------------------------------------------------------------------
     21             022             Anti Arrhythmic Medication Between
                                    Procedures
   -------------------------------------------------------------------------
                    026             TWA Test Done After The EP Study
   -------------------------------------------------------------------------
                    027             (B)-Blocker Not Held For Testing
   -------------------------------------------------------------------------
                    029             TWA Test Done After The EP Study
   -------------------------------------------------------------------------
     22             023             Programmed Ventricular Stimulation Not
                                    Completed Because Of Difficulties
                                    Encountered With Mapping The Accessory
                                    Pathway
   -------------------------------------------------------------------------
                    029             TWA Test Done After The EP Study
   -------------------------------------------------------------------------
                    045             Patient Not In Sinus Rhythm
   -------------------------------------------------------------------------
                    054             No Recovery Time Recorded
   -------------------------------------------------------------------------
                    062             (B)-Blocker Not Held For Testing
   -------------------------------------------------------------------------
                    105             (B)-Blocker Not Held For Testing
   -------------------------------------------------------------------------
                    109             SAECG Done After The EP Study
   -------------------------------------------------------------------------
     26             034             (B)-Blocker Not Held For Testing
   -------------------------------------------------------------------------
                    056             Incomplete EP Study
   -------------------------------------------------------------------------
     27             026             Unknown (B)-Blocker Stop Date
   -------------------------------------------------------------------------
                    031             TWA Test Done After The EP Study
   -------------------------------------------------------------------------
     40             001             (B)-Blocker Not Held For Testing
   -------------------------------------------------------------------------
                    005             (B)-Blocker Not Held For Testing
   -------------------------------------------------------------------------

           Source: Appendix VI, Table 1.4.

11.  EFFICACY EVALUATION

     11.1.     DATA SETS ANALYZED

     Table 7 of the appendices lists all patients and which population samples they are included in this analysis.

     There were three defined statistical populations used in the study:

     1. All Patients Sample: all 272 enrolled patients.

                                August 20, 1998

     2. Primary Hypothesis Sample: 140 patients who had determinate TWA and EP outcomes, and who were not in violation of the protocol.

     3. Secondary Hypothesis Sample: 103 patients who were included in the Primary Hypothesis Sample AND had a determinate SAECG test outcome.

     Table 1.2 in Appendix VI lists the number of patients in each dataset by investigational site. The proportion of patients enrolled at each site who were eligible for inclusion in the Primary Hypothesis Sample ranged from 30.8% to 66.7%, and for inclusion in the Secondary Hypothesis Sample ranged from 17.8% to 58.3%.

     TABLE 4.  STATISTICAL POPULATIONS

                                                                   N    %
     ------------------------------------------------------------------------
     All Patients Sample                                          272  100.0
     ------------------------------------------------------------------------
          Patients with No Protocol Violations                    253   93.0
     ------------------------------------------------------------------------
          No Protocol Violation, Determinate EP Outcome           189   69.5
     ------------------------------------------------------------------------
          No Protocol Violation, Determinate EP and TWA           140   51.5
     ------------------------------------------------------------------------
          No Protocol Violation, Determinate EP, TWA and SAECG    103   37.9
     ------------------------------------------------------------------------
     Primary Hypothesis Patients Sample                           140   51.5
     ------------------------------------------------------------------------
     Secondary Hypothesis Patients Sample                         103   37.9
     ------------------------------------------------------------------------

     Source: Appendix VI, Table 1.1.


     11.2.  DEMOGRAPHIC AND OTHER BASELINE CHARACTERISTICS

     Table 5 presents demographic and baseline characteristics for the All Patients Sample (N = 272). Mean age for patients in the study was 56.9 years (ranging from 18 to 86 years), 66.2% of the patients were male, mean height was 68.2 inches, and mean weight was 176.0 pounds (ranging from 97 to 302 pounds).

                                August 20, 1998

     TABLE  5.  DEMOGRAPHICS: ALL PATIENTS

     ------------------------------------
                          N          %
     ------------------------------------
     Age  (years)
     ------------------------------------
          N                271
     ------------------------------------
          Mean           56.87
     ------------------------------------
          Median            57
     ------------------------------------
          Std. Dev.      15.31
     ------------------------------------
          Minimum           18
     ------------------------------------
          Maximum           86
     ------------------------------------
     Sex
     ------------------------------------
          Male             180      66.2
     ------------------------------------
          Female            92      33.8
     ------------------------------------
     Height (inches)
     ------------------------------------
          N                270
     ------------------------------------
          Mean           68.18
     ------------------------------------
          Median            68
     ------------------------------------
          Std. Dev.       3.81
     ------------------------------------
          Minimum           59
     ------------------------------------
          Maximum           82
     ------------------------------------
     Weight (pounds)
     ------------------------------------
          N                270
     ------------------------------------
          Mean          176.03
     ------------------------------------
          Median           175
     ------------------------------------
          Std. Dev.      39.60
     ------------------------------------
          Minimum           97
     ------------------------------------
          Maximum          302
     ------------------------------------

Source: Appendix VI, Table 2.0.

                                August 20, 1998

     Table 6 presents medical history reported by the patients at screening. More than one medical history condition may have been reported for each patient. The most frequently reported cardiac abnormalities were coronary artery disease (48.2%) (which included Coronary artery disease, myocardial infarctions, and Ischemic DCM), and other cardiac conditions (55.1%). Non-cardiac conditions were reported by 62.5% of patients.

     TABLE 6 MEDICAL HISTORY: ALL PATIENTS

     -------------------------------------------------------
                 Event                          N        %
     -------------------------------------------------------
     Total Coronary Artery Disease             131     48.2
     -------------------------------------------------------
          Coronary Artery Disease              118     43.4
     -------------------------------------------------------
          Myocardial Infarction                 93     34.2
     -------------------------------------------------------
          DCM, Ischemic                         42     15.4
     -------------------------------------------------------
     DCM, Non Ischemic                          29     10.7
     -------------------------------------------------------
     Valvular Heart Disease                     29     10.7
     -------------------------------------------------------
     Other Structural Cardiac Abnormality        7      2.6
     -------------------------------------------------------
     HCM                                         2      0.7
     -------------------------------------------------------
     Cardiac Arrest                             10      3.7
     -------------------------------------------------------
     Revascularization, PTCA                    25      9.2
     -------------------------------------------------------
     Revascularization, CABG                    39     14.3
     -------------------------------------------------------
     Other Cardiac                             150     55.1
     -------------------------------------------------------
     Diabetes                                   47     17.3
     -------------------------------------------------------
     Other Non Cardiac                         170     62.5
     -------------------------------------------------------

     Source: Appendix VI, Table 3.0.

                                August 20, 1998

     Table 7 presents the counts of cardiovascular Index Event for all patients in the study. (The Index Event was the cardiovascular arrhythmia or symptom that led to referral for EP study.) The most frequently reported arrhythmia was suspected VT (42.8%), and the most frequently reported symptoms were syncope (33.9%) and pre-syncope (34.7%).

     TABLE 7.  INDEX EVENT: ALL PATIENTS

     ----------------------------------------------------
                                           N         %
     ----------------------------------------------------
     Arrhythmia
     ----------------------------------------------------
        Documented VF                       8       3.0
     ----------------------------------------------------
        Suspected VF                       12       4.4
     ----------------------------------------------------
        Documented VT                      37      13.7
     ----------------------------------------------------
        Suspected VT                      116      42.8
     ----------------------------------------------------
        Documented SVT                     28      10.3
     ----------------------------------------------------
        Suspected SVT                      40      14.8
     ----------------------------------------------------
        Other                              30      11.1
     ----------------------------------------------------
        Missing                             1         1
     ----------------------------------------------------
     Symptoms
     ----------------------------------------------------
        Asymptomatic                       25       9.2
     ----------------------------------------------------
        Cardiac Arrest                     14       5.2
     ----------------------------------------------------
        Syncope (LOC)                      92      33.9
     ----------------------------------------------------
        Pre-Syncope (light-headedness)     94      34.7
     ----------------------------------------------------
        Other                              46      17.0
     ----------------------------------------------------
        Missing                             1         1
     ----------------------------------------------------

Source: Appendix VI, Table 4.1.

                                August 20, 1998

     Table 8 presents ECG information for all patients in the study. Most patients in the study (97.0%) were in sinus rhythm at baseline, and 71.2% did not have any intraventricular conduction defects reported. The most frequently reported conduction defects were complete left bundle branch block (7.7%) and other defects (7.4%). Mean ventricular rate was 77.8 beats per minute (standard deviation of 16 bpm, with a range from 44 to 153 bpm).

     TABLE 8.  BASELINE ELECTROCARDIOGRAM: ALL PATIENTS

     --------------------------------------------------
                                              N          %
     --------------------------------------------------------
     Baseline ECG Rhythm
     --------------------------------------------------------
          Sinus                               263      97.0
     --------------------------------------------------------
          Other                                 8       3.0
     --------------------------------------------------------
          Missing                               1
     --------------------------------------------------------
     Intraventricular Conduction Defect
     --------------------------------------------------------
          None                                193      71.2
     --------------------------------------------------------
          RBBB Complete                        14       5.2
     --------------------------------------------------------
          RBBB Incomplete                      12       4.4
     --------------------------------------------------------
          LBBB Complete                        21       7.7
     --------------------------------------------------------
          LBBB Incomplete                       8       3.0
     --------------------------------------------------------
          Left Anterior Hemiblock               3       1.1
     --------------------------------------------------------
          Left Posterior Hemiblock              0       0.0
     --------------------------------------------------------
          Other                                20       7.4
     --------------------------------------------------------
          Missing                               1
     --------------------------------------------------------
     Ventricular Rate (bpm)
     --------------------------------------------------------
          N                                   269
     --------------------------------------------------------
          Mean                              77.82
     --------------------------------------------------------
          Median                               75
     --------------------------------------------------------
          Std. Dev.                         15.98
     --------------------------------------------------------
          Minimum                              44
     --------------------------------------------------------
          Maximum                             153
     --------------------------------------------------------

Source: Appendix VI, Table 4.2.

                                August 20, 1998

     Table 9 presents NYHA functional classifications and ejection fraction at baseline for all patients in the study. The majority of patients had a Class I NYHA functional level (66.7%), while 22.6% were classified as NYHA Class II, 10.0% were Class III, and 0.7% were Class IV. The most frequently used method of determining ejection fraction was echocardiogram (75.4%). While the mean ejection fraction reported was 39.1%, many patients did not have a numeric value reported for ejection fraction, but rather had a descriptive assessment. Of the 98 patients with a descriptive assessment, 59 of those patients were reported as having a 'Normal' ejection fraction.

     TABLE 9. NYHA FUNCTIONAL CLASS AND EJECTION FRACTION AT BASELINE: ALL PATIENTS

     ---------------------------------------------------
                                         N          %
     ---------------------------------------------------
     NYHA Functional Class
     ---------------------------------------------------
          I                              180      66.7
     ---------------------------------------------------
          II                              61      22.6
     ---------------------------------------------------
          III                             27      10.0
     ---------------------------------------------------
          IV                               2       0.7
     ---------------------------------------------------
          Missing                          2
     ---------------------------------------------------
     Ejection Fraction (%)
     ---------------------------------------------------
          N                              170
     ---------------------------------------------------
          Mean                         39.11
     ---------------------------------------------------
          Median                          35
     ---------------------------------------------------
          Std. Dev.                    18.84
     ---------------------------------------------------
          Minimum                         10
     ---------------------------------------------------
          Maximum                         99
     ---------------------------------------------------
     Method of Ejection Fraction
     Determination
     ---------------------------------------------------
          Radionuclide Ventriculogram     14       5.6
     ---------------------------------------------------
          Contrast Ventriculography       33      13.1
     ---------------------------------------------------
          Echocardiogram                 190      75.4
     ---------------------------------------------------
          Other                            7       2.8
     ---------------------------------------------------
          Unknown                          8       3.2
     ---------------------------------------------------
          Missing                         20
     ---------------------------------------------------

Source: Appendix VI, Table 4.3.

                                August 20, 1998

     Table 10 presents the number and percent of patients taking -blockers and anti-arrhythmic medications upon entry into the study. Patients may have been taking more than one medication upon entry into the study. The majority of patients in the study (69.9%) were not taking any medications at the time of enrollment. Of the 65 patients (23.9%) taking -blockers, 23 were taking metaprolol, 14 were taking atenolol, and 10 were taking lopressor. Twenty patients (7.4%) were taking the anti-arrhythmic agent amiodarone.

     There was one patient each where the medications Clonidine and Prinivil, which are not beta blockers nor antiarrhythmic agents, were erroneously reported in this CRF form; they are not reported in Table 10 below.

     TABLE 10.  NUMBER (%) OF PATIENTS TAKING B-BLOCKER AND ANTI-ARRHYTHMIC
                MEDICATIONS BY WHO DRUG CLASS AND DRUG NAME: ALL PATIENTS

     ----------------------------------------------
     WHO Drug Class and Drug Name     N         %
     ----------------------------------------------
     At Least One Medication          82      30.1
     ----------------------------------------------
     No Medications                  190      69.9
     ----------------------------------------------

     ----------------------------------------------
     Beta Blocking Agents             65      23.9
     ----------------------------------------------
       Atenolol                       14       5.1
     ----------------------------------------------
       Carvedilol                      3       1.1
     ----------------------------------------------
       Coreg                           1       0.4
     ----------------------------------------------
       Lopressor                      10       3.7
     ----------------------------------------------
       Metoprolol                     23       8.5
     ----------------------------------------------
       Metoprolol Sr                   1       0.4
     ----------------------------------------------
       Metoprolol Succinate            1       0.4
     ----------------------------------------------
       Metoprolol Tartrate             2       0.7
     ----------------------------------------------
       Nadolol                         2       0.7
     ----------------------------------------------
       Sotalol                         1       0.4
     ----------------------------------------------
       Tenormin                        4       1.5
     ----------------------------------------------
       Toprol Xl                       7       2.6
     ----------------------------------------------
     Calcium Channel Blockers          2       0.7
     ----------------------------------------------
       Cardizem                        1       0.4
     ----------------------------------------------
       Cardizem Cd                     1       0.4
     ----------------------------------------------

                                August 20, 1998

     TABLE 10.  NUMBER (%) OF PATIENTS TAKING B-BLOCKER AND ANTI-ARRHYTHMIC
                MEDICATIONS BY WHO DRUG CLASS AND DRUG NAME: ALL PATIENTS (CONTINUED)


     ---------------------------------------------
     WHO DRUG CLASS AND DRUG NAME    N        %
     ---------------------------------------------
     Cardiac Therapy                 20      7.4
     ---------------------------------------------
       Amiodarone                    11      4.0
     ---------------------------------------------
       Digoxin                        1      0.4
     ---------------------------------------------
       Flecainide                     1      0.4
     ---------------------------------------------
       Lanoxin                        1      0.4
     ---------------------------------------------
       Lidocaine                      2      0.7
     ---------------------------------------------
       Procainamide                   1      0.4
     ---------------------------------------------
       Procan Sr                      1      0.4
     ---------------------------------------------
       Propafenone                    2      0.7
     ---------------------------------------------
       Tambocor                       1      0.4
     ---------------------------------------------

Source: Appendix VI, Table 10.

     11.3.   EFFICACY RESULTS

             11.3.1.  All patients analysis

             All data used in the efficacy results are presented by-patient in Table 7 of the Appendix 15.2.

             Table 11 presents a comparison of the results of TWA and EP testing using the All Patients Sample (N = 272), and include all patients whose results were either incomplete or indeterminate, as well as those patients with either a missing TWA or a missing EP test. TWA and EP testing concurred on positive results for 26 patients (10.9%) and on negative results for 73 patients (30.7%).

                                August 20, 1998

          TABLE 11. COMPARISON OF T-WAVE ALTERNANS TO ELECTROPHYSIOLOGY
                    FINDINGS: ALL PATIENTS

          --------------------------------------------------------------------
                                            ELECTROPHYSIOLOGY
          --------------------------------------------------------------------
          T-WAVE ALTERNANS   POSITIVE    NEGATIVE   INDETERMINATE   MISSING
          --------------------------------------------------------------------
              Positive       26 (10.9)   39 (16.4)    15 (6.3)         2
          --------------------------------------------------------------------
              Negative        10 (4.2)   73 (30.7)    22 (9.2)         7
          --------------------------------------------------------------------
             Incomplete       13 (5.5)   27 (11.3)    13 (5.5)         4
          --------------------------------------------------------------------
              Missing             6          8            2            5
          --------------------------------------------------------------------

          Source: Appendix VI, Table 5.1.

          11.3.2.  Primary hypothesis analysis

          Table 12 presents a comparison of the results of TWA and EP findings using the Primary Hypothesis Sample (N = 140), defined as those patients who were not in violation of the protocol and had a determinate test for both TWA and EP.

          The primary null hypothesis in this study is that TWA findings are not predictive of EP findings, with the alternative hypothesis being that TWA findings are predictive of EP findings. The alternative hypothesis is considered the desired outcome in this study.

          The two-sided Fisher's Exact test, testing the null hypothesis, was statistically significant (p-value less than 0.0001), resulting in the rejection of the null hypothesis in favor of the alternative hypothesis. Thus, the data in this study support the conclusion that the TWA test is a statistically significant predictor of EP test outcome.

          TABLE 12 COMPARISON OF T-WAVE ALTERNANS TO ELECTROPHYSIOLOGY FINDINGS:
            PRIMARY HYPOTHESIS SAMPLE

          -------------------------------------------------
                       ELECTROPHYSIOLOGY
          -------------------------------------------------
          T-WAVE           POSITIVE  NEGATIVE  P-VALUE
           ALTERNANS
          -------------------------------------------------
               Positive       25        37     less than
                                                0.0001
          -------------------------------------------------
               Negative        8        70
          -------------------------------------------------

          Table 13 presents the point estimates and 95% confidence intervals (using a Z-statistic of 1.96 to calculate the interval) for a

                                August 20, 1998
          number of descriptive statistics related to the comparison of TWA to EP. The sensitivity of TWA to predict positive EP findings was 75.8%, while the specificity of TWA to predict negative EP findings was 65.4%. TWA and EP outcomes were in agreement in 67.9% of the patients. The relative risk was 3.93. Thus, in the Primary Hypothesis Sample, the relative risk of having a positive EP finding for those patients with positive TWA finding was 3.93 times that of those patients with a negative TWA finding.

          TABLE 13 POINT ESTIMATES AND 95% CONFIDENCE INTERVALS OF COMPARATIVE
            STATISTICS BETWEEN TWA AND EP FINDINGS: PRIMARY HYPOTHESIS SAMPLE

          ------------------------------------------------------------------
                                             POINT    95% CONFIDENCE
                                          ESTIMATE        INTERVAL
          ------------------------------------------------------------------
          Sensitivity                          75.8          (67.7,82.9)
          ------------------------------------------------------------------
          Specificity                          65.4          (57.5,73.3)
          ------------------------------------------------------------------
          Predictive Value of Negative         89.7          (84.7,94.8)
          ------------------------------------------------------------------
          Predictive Value of Positive         40.3          (32.2,48.4)
          ------------------------------------------------------------------
          True Negative                        50.0          (41.7,58.3)
          ------------------------------------------------------------------
          True Positive                        17.9          (11.5,24.2)
          ------------------------------------------------------------------
          False Negative                        5.7            (1.9,9.6)
          ------------------------------------------------------------------
          False Positive                       26.4          (19.1,33.7)
          ------------------------------------------------------------------
          Correct Classification               67.9          (60.1,75.6)
          ------------------------------------------------------------------
          Relative Risk                        3.93
          ------------------------------------------------------------------
          Fisher's Exact P-Value             0.0001
                                          less than
          ------------------------------------------------------------------

          Source: Appendix VI, Table 5.2.


          11.3.3.  Secondary hypothesis analysis

          Table 14 presents the results of the comparison between TWA and SAECG to EP findings in the Secondary Hypothesis Sample.

          Of the patients in the Secondary Hypothesis Sample, 57.3% had correct classifications for both TWA and SAECG, 6.8% had incorrect classifications for both TWA and SAECG, while the remaining patients had an incorrect classification for either TWA or SAECG, when compared to EP findings. The secondary null hypothesis in this study was that the TWA and SAECG tests are in agreement with each other with respect to EP testing, with the alternative hypothesis being that TWA and SAECG tests are not in

                                August 20, 1998
          agreement with each other with respect to EP testing. No rejection of the null hypothesis would indicate that TWA and SAECG testing are in agreement with each other when compared to EP findings, which is considered the desired outcome.

          The two-sided McNemar's test, testing the null hypothesis, was not statistically significant, p-value = 0.2498 (one-sided p-value = 0.1249), resulting in no rejection of the null hypothesis in favor of the alternative hypothesis. Thus, the ability of TWA test findings to predict EP test findings is not statistically different from the ability of SAECG test findings to predict EP test findings.

          TABLE 14 COMPARISON OF T-WAVE ALTERNANS AND SIGNAL-AVERAGED ECG TO ELECTROPHYSIOLOGY FINDINGS: SECONDARY HYPOTHESIS SAMPLE

                          T-WAVE ALTERNANS
          --------------------------------------------
          SAECG         CORRECT    INCORRECT   P-VALUE
          --------------------------------------------
          Correct      59(57.3)    22(21.6)    0.2498
          --------------------------------------------
          Incorrect    15(14.6)     7(6.8)
          --------------------------------------------

          Source: Appendix VI, Table 6.

          Table 15 presents a comparison of the results of testing of the primary null hypothesis using the Secondary Hypothesis Sample patients (N=103) for both TWA and SAECG.

          While both the TWA findings and the SAECG findings were statistically significant in predicting the EP findings (Fisher's Exact p-value =
          0.0001 for TWA, and 0.0014 for SAECG), with respect to the ability to detect true positives compared to the EP findings, a much greater sensitivity in detecting true positives was displayed by TWA testing (80.0%) than SAECG testing (50.0%). In other words, the TWA testing detected true positives more often than did the SAECG testing. Specificity in detecting true negatives was greater using SAECG (85.5%) as compared to TWA (69.9%).

          In the Secondary Hypothesis Sample, the relative risk of having a positive EP finding for those patients with positive TWA finding was
          6.05 compared with those patients with a negative TWA finding. Thus, patients in the Secondary Hypothesis Sample with a positive TWA finding were 6.05 times more likely to have had a positive EP finding than those patients with a negative TWA finding. Patients in the Secondary Hypothesis Sample with a positive SAECG finding were only
          3.68 times more likely to have had a positive EP finding than those patients with a negative SAECG finding.


                           August 20,1998

          Thus, while there was no statistically significant difference, in the Secondary Hypothesis Sample, between the ability of TWA to predict EP outcome and the ability of SAECG to predict EP outcome, based upon the relative risk, there appeared to be a stronger association between TWA test findings and EP test findings than between SAECG and EP test findings.

          TABLE 15 COMPARISON OF T-WAVE ALTERNANS AND SIGNAL-AVERAGED ECG TO
             ELECTROPHYSIOLOGY FINDINGS: SECONDARY HYPOTHESIS SAMPLE

          -------------------------------------------------------------
                                    TWA POINT           SAECG POINT
                                     ESTIMATE            ESTIMATE
          -------------------------------------------------------------
          Sensitivity                 80.0                  50.0
          -------------------------------------------------------------
          Specificity                 69.9                  85.5
          -------------------------------------------------------------
          Relative Risk               6.05                  3.68
          -------------------------------------------------------------
          Fisher's Exact P-Value    less than               less than
                                      0.0001                0.0014
          ---------------------------------------------------------------

          Source: Appendix VI, Tables 5.3 and 5.4.

          The statistical analysis supports the hypothesis that TWA was substantially equivalent to or better than SAECG in its ability to predict EP outcome.

          11.3.4.  Efficacy conclusions

          The desired primary and secondary hypothesis conclusions in this study were both met.

          With respect to the primary hypothesis, TWA was a statistically significant predictor of EP test outcome (Fisher's Exact test, p-value less than 0.0001), with sensitivity equal to 75.8% and specificity equal to 65.4%. The relative risk of having a positive EP finding for those patients with a positive TWA finding was 3.93 times that of those patients with a negative TWA finding.

          With respect to the Secondary Hypothesis, TWA was found to be substantially equivalent to or better than SAECG in its ability to predict EP outcome. The desired outcome was obtained that there was no statistically significant difference between TWA and SAECG findings in their prediction of EP findings: McNemar's test, p-value = 0.2498 (one-sided p-value = 0.1249). However, there appeared to be stronger association between TWA findings and


                           August 20,1998

                EP findings than between SAECG findings and EP findings, as reflected in the measure of relative risk.

     12.  SAFETY EVALUATION

          12.1. ADVERSE EVENTS

          Only adverse events considered to be possibly, probably, or definitely related to the TWA procedure were included in the adverse event tables for this study. Details of adverse events reported but not considered by the Sponsor or Investigator to be related to TWA testing may be found in Appendix VI, Listing 8.1 to 8.3.

          Table 16 presents a summary of the number and percent of patients reporting adverse events during the study. Three patients reported an adverse event that was possibly, probably, or definitely related to the test procedure. Patient 30-001 experienced VT, and two patients (Patients 26-006 and 38-006) reported a rash.

          One death occurred during this study (Patient 26-053). This death was not considered by either the Sponsor or the Investigator (Dr. Bloomfield) to be related to the TWA procedure, and consequently was not recorded as an adverse event and will not be found in either the adverse event tables or listings. Refer to Section 12.2.4 for a narrative of this patient's experience.






                           August 20, 1998

          TABLE 16 NUMBER (%) OF PATIENTS EXPERIENCING ADVERSE EVENTS BY COSTART
             BODY SYSTEM AND PREFERRED TERM: ALL PATIENTS

          ------------------------------------------------
          COSTART BODY SYSTEM/PREFERRED     N         %
           TERM
          ------------------------------------------------
          At Least One Adverse Event         3       1.1
          ------------------------------------------------
          No Adverse Events                269      98.9
          ------------------------------------------------

          ------------------------------------------------
          Cardiovascular                     1       0.4
          ------------------------------------------------
            Tachycardia Vent                 1       0.4
          ------------------------------------------------
          Dermatological                     2       0.7
          ------------------------------------------------
            Rash                             1       0.4
          ------------------------------------------------
            Rash Vesic Bull                  1       0.4
          ------------------------------------------------

          Source: Appendix VI, Table 8.

          Table 17 presents a summary of adverse events by relationship to TWA testing. Of the three adverse events reported, two were considered by the investigator to be possibly related to TWA testing (VT and rash) and one was considered definitely related (rash and vesicular bullae).


          TABLE 17.  NUMBER (%) OF PATIENTS EXPERIENCING ADVERSE EVENTS BY
                     RELATIONSHIP TO T-WAVE ALTERNANS PROCEDURE, COSTART BODY SYSTEM AND PREFERRED TERM

          -----------------------------------------------------------------------
          BODY SYSTEM/PREFERRED    POSSIBLE   %    PROBABLE   %    DEFINITE   %
           TERM
          -----------------------------------------------------------------------
          At Least One Adverse        2      0.7      0      0.0       1     0.4
           Event
          -----------------------------------------------------------------------
          Cardiovascular              1      0.4      0      0.0       0     0.0
          -----------------------------------------------------------------------
            Tachycardia Vent          1      0.4      0      0.0       0     0.0
          -----------------------------------------------------------------------
          Dermatological              1      0.4      0      0.0       1     0.4
          -----------------------------------------------------------------------
            Rash                      1      0.4      0      0.0       0     0.0
          -----------------------------------------------------------------------
            Rash Vesic Bull           0      0.0      0      0.0       1     0.4
          -----------------------------------------------------------------------

          Source: Appendix VI, Table 9.

          12.2. DEATHS, OTHER SERIOUS ADVERSE EVENTS, AND OTHER SIGNIFICANT ADVERSE EVENTS

                 12.2.1.  Deaths



                                    August 20, 1998

          One death occurred during this study (Patient 26-053). This death was not considered by the Investigator (Dr. Bloomfield) to be related to the TWA procedure, and consequently was not recorded as an adverse event. Refer to Section 12.2.4 for a narrative of this patient's experience.

          12.2.2.  Other serious adverse events

          No other serious adverse events occurred during this study.

          12.2.3.  Other significant adverse events

          Not applicable.

          12.2.4. Narratives of serious adverse events, and certain other significant adverse events

          One patient died during the study.


          PATIENT 053

          Patient 053 at Site 26 was a 53 year-old male with a history of coronary artery disease, MI, diabetes, ischemic DCM, and PTCA. He was enrolled in the study on March 16, 1998 and TWA testing was performed the next day. The decision was subsequently made to send him for coronary artery bypass grafting (CABG) on March 31, 1998, and EP testing was postponed until after surgery. He underwent CABG on the scheduled date and did well for the first 24 hours. His hemodynamic indices were improving and he was being weaned from the ventilator and from pressors. He subsequently developed rapid and incessant monomorphic VT in the Open Heart Recovery Room. Despite cardioversion, and treatment with lidocaine and amiodarone he was subsequently placed on extra-corporeal membrane oxygenation and died April 1, 1998.

          This death was not considered by either the Sponsor or the Investigator (Dr. Bloomfield) to be related to the TWA procedure, and consequently was not recorded as an adverse event.



                              August 20, 1998

13.  DISCUSSION AND OVERALL CONCLUSIONS

This study examined the ability of TWA testing to predict, using the spectral method of the CH 2000 Cardiac Diagnostic System and Hi Res ECG electrodes, increased susceptibility to ventricular arrhythmias, defined as sustained monomorphic VT induced during EP testing. In addition, the substantial equivalence of TWA to SAECG for the purpose of measuring increased susceptibility to ventricular arrhythmias was assessed.

A total of 272 male and female patients, being evaluated for known or suspected cardiac arrhythmias, were enrolled in the study. The following criteria defined subsets of the population for statistical analysis:

1. All Patients Sample: all 272 enrolled patients.

2. Primary Hypothesis Sample: 140 patients who had determinate TWA and EP outcomes and who were not in violation of the protocol.

3. Secondary Hypothesis Sample: 103 patients who were included in the Primary Hypothesis Sample AND had a determinate SAECG test outcome.

Both the primary and secondary hypotheses were met. The first, that TWA findings were predictive of EP findings, was statistically significant (p-value less than 0.0001). Sensitivity of the TWA test to predict a positive EP finding was 75.8%, while specificity to detect a negative EP finding was 65.4%. The relative risk of having a positive EP finding for those patients with a positive TWA finding was 3.93 compared with those patients with a negative TWA finding.

The strength of the association between TWA findings and EP findings was more evident than the association between SAECG findings and EP findings when the primary null hypothesis was tested using the Secondary Hypothesis Sample. TWA showed a much greater sensitivity for predicting true positives (80.0%) than did SAECG (50.0%). The relative risk using the Secondary Hypothesis Sample was even greater than that noted for the Primary Hypothesis Sample. In the Secondary Hypothesis Sample, the relative risk of having a positive EP finding for those patients with positive TWA finding was 6.05 compared with those patients with a negative TWA finding. This relative risk was much higher than that of the corresponding SAECG relative risk of 3.68 in the same population of patients. The greater relative risk noted with the TWA test compared to the SAECG test is probably due to the increased sensitivity of the TWA test over the SAECG test, when compared to the EP test.

It may also be noted that, in the population studied, there was a low incidence of positive EP findings. Based on the results indicated in this study, TWA testing



                                August 20, 1998
would probably show a much stronger predictive value of EP in a population with a higher incidence of positive EP findings, than that of SAECG testing.

With respect to the Secondary Hypothesis, TWA was found to be substantially equivalent to or better than SAECG in its ability to predict EP outcome. The desired outcome was obtained that there was no statistically significant difference between TWA and SAECG findings in their prediction of EP findings:
McNemar's test, p-value = 0.2498 (one-sided p-value = 0.1249). However, as discussed above, there was a trend toward a greater association between TWA findings and EP findings than between SAECG findings and EP findings, as reflected in the measure of relative risk.

The TWA procedure was safe and well tolerated. Only three adverse events were reported to have been possibly associated with the procedure: VT (from exercising) and two reports of rash. One death occurred during the study unrelated to the TWA testing. Subsequent to TWA testing, the patient underwent CABG. During the post operative period he suffered incessant VT that was not relieved by cardioversion and treatment with antiarrhythmics, with death as the final outcome.











                                August 20, 1998